Exhibit 99.1

Adtalem Global Education Inc.

Schedule of Segment Summary Financial Information

(unaudited and amounts in thousands)

	Years Ended		Three Months Ended
	June 30, 2020	June 30, 2021	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Revenue:
Chamberlain	$511,655	$563,814	$133,764	$141,977	$146,313	$141,760
Medical and Veterinary	354,773	343,087	85,062	92,419	83,900	81,706
Financial Services	185,573	205,479	49,415	48,715	50,441	56,908
Total consolidated revenue	$1,052,001	$1,112,380	$268,241	$283,111	$280,654	$280,374
Operating income excluding special items:
Chamberlain	$99,652	$128,851	$30,169	$32,482	$36,107	$30,093
Medical and Veterinary	68,092	67,852	22,841	18,808	14,977	11,226
Financial Services	22,464	31,405	8,687	7,793	3,904	11,021
Home Office and Other	(24,099)	(25,228)	(7,332)	(6,516)	(5,911)	(5,469)
Total consolidated operating income excluding special items	166,109	202,880	54,365	52,567	49,077	46,871
Reconciliation to Consolidated Financial Statements:
Restructuring expense	(28,628)	(9,804)	(4,223)	(1,165)	(1,217)	(3,199)
Business acquisition and integration expense	-	(31,593)	(13,436)	(11,079)	(3,646)	(3,432)
Gain on sale of assets	4,779	-	-	-	-	-
Total consolidated operating income	142,260	161,483	36,706	40,323	44,214	40,240
Net other income (expense)	94,919	(34,633)	(2,170)	(1,512)	(7,166)	(23,785)
Total consolidated income from continuing operations before income taxes	$237,179	$126,850	$34,536	$38,811	$37,048	$16,455
Segment assets:
Chamberlain	$483,563	$484,110	$212,177	$207,810	$205,625	$484,110
Medical and Veterinary	748,388	773,168	764,205	779,466	733,747	773,168
Financial Services	580,272	577,958	579,634	590,045	591,004	577,958
Home Office and Other	416,464	1,218,600	773,881	667,343	1,500,624	1,218,600
Total consolidated assets	$2,228,687	$3,053,836	$2,329,897	$2,244,664	$3,031,000	$3,053,836
Capital expenditures:
Chamberlain	$19,920	$28,631	$7,751	$4,843	$6,876	$9,161
Medical and Veterinary	5,414	4,121	1,515	780	526	1,300
Financial Services	4,532	8,783	2,127	2,344	1,782	2,530
Home Office and Other	14,271	7,129	3,050	1,765	1,485	829
Total consolidated capital expenditures	$44,137	$48,664	$14,443	$9,732	$10,669	$13,820
Depreciation expense:
Chamberlain	$14,869	$16,123	$3,840	$4,067	$4,091	$4,125
Medical and Veterinary	14,195	14,431	3,533	3,623	3,646	3,629
Financial Services	2,010	3,568	729	800	902	1,137
Home Office and Other	3,354	3,476	873	860	901	842
Total consolidated depreciation expense	$34,428	$37,598	$8,975	$9,350	$9,540	$9,733
Intangible asset amortization expense:
Financial Services	$10,262	$10,073	$2,518	$2,519	$2,518	$2,518
Total consolidated intangible asset amortization expense	$10,262	$10,073	$2,518	$2,519	$2,518	$2,518